                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------

       Date of Report (Date of earliest event reported): November 18, 2003

                                 NCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Pennsylvania                           0-21639                     23-2858652
---------------------------------       ------------------------      -----------------------
  (State or other jurisdiction          (Commission File Number)         (I.R.S. Employer
       of incorporation)                                              Identification Number)


                507 Prudential Road, Horsham, Pennsylvania 19044
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (215) 441-3000
                                                           --------------

                                Not applicable.
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5. Other Events and Regulation FD Disclosure.

         On November 18, 2003, the Company issued a press release announcing that it has entered into a definitive agreement to acquire RMH Teleservices, Inc. A copy of that press release is attached hereto as Exhibit 99.1. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1. The Company also entered into Voting Agreements, in the forms attached herein as Exhibits
99.2 and 99.3, with certain shareholders of RMH holding approximately 38% of RMH's common stock, on a fully diluted basis, pursuant to which such shareholders agreed to vote their shares in favor of the merger. The information contained in the Agreement and Plan of Merger, the Voting Agreements and press release is incorporated herein by reference.



Item 7. Financial Statements and Exhibits.

         (a)   Financial Statements of Businesses Acquired

         Not Applicable

         (b)   Pro Forma Financial Information

         Not Applicable

         (c)   Exhibits

         The following exhibits are filed with this Report on Form 8-K:

Number     Title
------     -----

2.1 Agreement and Plan of Merger by and among NCO Group, Inc., NCOG Acquisition Corporation, and RMH Teleservices, Inc., dated as of November 18, 2003. (The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.)

99.1       Press Release of NCO Group, Inc. dated November 18, 2003.

99.2       Form of Voting Agreement.

99.3       Form of Voting Agreement.
                                       2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NCO GROUP, INC.



                                By:  Steven L. Winokur
                                     ------------------------------------------
                                     Executive Vice President, Finance
                                     and Chief Financial Officer


Date: November 20, 2003